Exhibit 99.1





INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES SECOND QUARTER EARNINGS RESULTS                     DECEMBER 15, 2005

Contact Information:
BRIAN PARRISH
CHIEF OPERATING OFFICER
INN OF THE MOUNTAIN GODS RESORT AND CASINO
TELE: (505) 464-7004
EMAIL: BDPARRISH@IMGRESORT.COM

MESCALERO, NEW MEXICO --- Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe, reported today net revenue for the quarter ended October 31, 2005 was $31.2 million, an increase of $8.0 million, or 35%, from $23.2 million for the quarter ended October 31, 2004. EBITDA for the quarter ended October 31, 2005, was $7.3 million, a decrease of $1.0 million or 12%, from $8.3 million for the quarter ended October 31, 2004. Net loss for the quarter ended October 31, 2005 was $4.1 million compared to net income of $4.3 million for the quarter ended October 31, 2004.

Net revenue for the six months ended October 31, 2005 was $61.9 million, an increase of $16.5 million, or 36%, from $45.4 million for the six months ended October 31, 2004. EBITDA for the six months ended October 31, 2005 was $12.5 million, a decrease of $3.5 million, or 22%, from $16.0 million for the six months ended October 31, 2004. Net loss for the six months ended October 31, 2005 was $9.8 million compared to net income of $7.9 million for the six months ended October 31, 2004.

Increases in revenue for the three and six month periods ended October 31, 2005 were primarily attributable to increased gaming, hotel and food and beverage revenues associated with opening IMGRC's new resort in March 2005. Increased operating expenses during these periods were largely associated with increased expenses associated with operating the new resort, as well as increased consulting and audit fees associated with compliance with regulatory compliance. Gaming revenues increased $2.4 million, up 14% from $17.3 million for the quarter ended October 31, 2004, to $19.7 million for the quarter ended October 31, 2005. Hotel revenues increased to $3.3 million, from $0.0 for the prior period quarter when IMGRC did not have an operating hotel. Food and beverage revenues increased $2.0 million for the quarter, to $3.4 million, from $1.4 million for the prior quarter, an increase of 143%. Total operating expenses in the quarter ended October 31, 2005 were $28.4 million compared to $16.6 million for the quarter ended October 31, 2004. For the six months ended October 31, 2005, gaming revenues increased $6.8 million, to $41.7 million, from $34.9 million from the six months ended October 31, 2004. Hotel revenues were $6.2 million for the six month period, compared to $0 for the prior period quarter when IMGRC did not have a hotel. Food and beverage revenues increased $4.1 million, or 146%, to $6.9 million for the six months ended October 31, 2005, from $2.8 million for the six months ended October 31, 2004. Total operating expenses for the six months ended October 31, 2005 were $58.0 million compared to $32.5 million for the six months ended October 31, 2004, an increase of $25.4 million.

Brian Parrish, Chief Operating Officer of IMGRC, stated: "We are continuing to focus on improving revenue by continued implementation and refining of our marketing plan and plans to increase operating efficiencies. These plans continue to include marketing efforts focused on highlighting our new, luxury AAA Four Diamond resort and operating plans focused on improving staffing levels, inventory control and controlling expenses. A number of our efforts were begun during the first and second quarters of fiscal 2006 and we are confident we will see improved results as these plans mature. In addition, we expect to see increased traffic at all of our facilities due to the opening of our ski resort, Ski Apache, on December 17. While the opening of Ski Apache was later than our hoped for opening over the Thanksgiving holiday, we have put in place several marketing efforts focused on taking maximum advantage of the remaining ski season to cross-market and increase traffic at our new luxury resort."

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and our new resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.

NON-GAAP FINANCIAL MEASURES

In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

EBITDA provides an additional way to view IMGRC's operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC's past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC's operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC's performance) or cash flows provided by operating activities (as an indicator of IMGRC's liquidity), nor should it be considered as an indicator of IMGRC's overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC's results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.

CONFERENCE CALL

IMGRC will discuss its quarterly results during a conference call today at 5:00 pm (EST). The call can be accessed via telephone by dialing 800-289-0493. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting our website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC's website anytime within the next 60 days.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our Annual Report on Form 10-K for our fiscal year ended April 30, 2005, filed with the Securities and Exchange Commission, the SEC, on July 28, 2005, and our Quarterly Report on Form 10-Q for our first quarter ended July 31, 2005, filed with the SEC on November 3, 2005. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.


                                     INN OF THE MOUNTAIN GODS RESORT AND CASINO
                            (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)

                                           SELECTED FINANCIAL INFORMATION
                                   ($ IN THOUSANDS, EXCEPT WIN PER UNIT PER DAY)
                                                         QUARTER ENDED                      SIX MONTHS ENDED
                                                          OCTOBER 31                           OCTOBER 31
                                                --------------------------------    ---------------------------------
                                                    2005              2004              2005               2004
                                                -------------    ---------------    --------------     --------------
                                                (UNAUDITED)       (UNAUDITED)        (UNAUDITED)        (UNAUDITED)

OPERATING RESULTS
Gross revenues                                   $ 32,065           $ 23,134          $ 63,640           $ 45,524

Net revenues                                     $ 31,238           $ 23,248          $ 61,867           $ 45,376

Income from operations                           $  2,848           $  6,690          $  3,917           $ 12,839

Net income (loss)                                $ (4,093)          $  4,347          $ (9,759)          $  7,877

OTHER DATA

EBITDA (1)                                       $  7,325           $  8,274          $ 12,451           $ 15,959

PROPERTY DATA (AS OF THE END OF PERIOD

EXCEPT WIN PER DAY DATA)

     Gross slot win per day                      $    136           $    153          $    140           $    156

     Non-poker table games win per day           $    458           $    761          $    526           $    734

     Number of slot machines                        1,502              1,180             1,502              1,180

     Number of table games                             56                 38                56                 38



                                                                 ----------------------------------
                                                                 AS OF OCTOBER       AS OF APRIL
                                                                    31, 2005           30, 2005
                                                                 ---------------    ---------------
                                                                  (UNAUDITED)

BALANCE SHEET DATA:

Cash and cash equivalents                                           $    23,755         $   13,719

Restricted cash and cash equivalents                                     24,117             35,871

Other current assets                                                      2,984              2,867

Property and equipment, net                                             234,434            231,721

Other non-current assets                                                  8,609              9,516
                                                                 ---------------    ---------------
     Total                                                          $   293,899        $   293,694
                                                                 ===============    ===============


Current liabilities                                                 $    25,535        $    25,877

Construction payable                                                      8,275              8,146

Current portion of long term debt                                         3,339                254

Long term loans, net of current portion                                 212,986            201,274

Equity                                                                   43,764             58,143
                                                                 ---------------    ---------------
     Total                                                          $   293,899        $   293,694
                                                                 ===============    ===============


----------------
(1) See "Non-GAAP Financial Measures" in the text of the release for a discussion of how IMGRC defines and uses EBITDA. Below is a quantitative reconciliation of EBITDA to IMGRC's most directly comparable GAAP financial performance measure, net income:



                                                         QUARTER ENDED                      SIX MONTHS ENDED
                                                          OCTOBER 31                           OCTOBER 31
                                                --------------------------------    ---------------------------------
                                                    2005              2004              2005               2004
                                                --------------    --------------    --------------     --------------
                                                 (UNAUDITED)       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)

Net income                                            ($4,093)           $4,347          ($9,759)           $7,877
     Depreciation                                       4,067             1,585            8,833             3,020
      Interest income                                     (87)             (143)            (262)             (353)
                                                --------------    --------------    --------------     --------------
      Interest expense                                  7,438             2,485           13,639             5,415
                                                --------------    --------------    --------------     --------------
EBITDA                                                 $7,325            $8,274          $12,451           $15,960



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
                                      INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                                              (unaudited)
                                                           ($ IN THOUSANDS)

                                                                   QUARTER ENDED                       SIX MONTHS ENDED
                                                                    OCTOBER 31                            OCTOBER 31
                                                         ----------------------------------    ----------------------------------
                                                              2005               2004               2005               2004
                                                         ---------------    ---------------    ---------------    ---------------
                                                          (UNAUDITED)        (UNAUDITED)        (UNAUDITED)        (UNAUDITED)

Revenues:
     Gaming                                               $      19,670         $   17,298       $     41,698         $   34,944
     Food and beverage                                            3,423              1,361              6,879              2,775
     Hotel                                                        3,264                  -              6,176                  -
     Recreation and other                                         5,708              4,475              8,886              7,805
                                                         ---------------    ---------------    ---------------    ---------------
     Gross revenue                                               32,065             23,134             63,639             45,524
         Less Promotional Allowances                                827               (114)             1,773                148
                                                         ---------------    ---------------    ---------------    ---------------
     Net Revenue                                                 31,238             23,248             61,866             45,376
                                                         ---------------    ---------------    ---------------    ---------------

Operating costs and expenses:
     Gaming                                                       4,602              5,308              8,989             10,336
     Hotel                                                        1,310                  -              2,736                  -
     Food and beverage                                            4,396              1,848              9,447              3,536
     Recreation and other                                         3,423              3,673              6,325              6,763
     Marketing and Advertising                                    2,475                915              4,760              1,471
     General and administrative                                   6,469              1,494             13,676              3,189
     Insurance (allocated by related party)                         853                265              1,369                405
     Pension (allocated by related party)                             -                468                  -              1,013
     Telecommunication (charged by related party)                    18                 71                 76                126
     Fees (charged by related party)                                776                219              1,739                903
     Pre-opening costs and expenses                                   -                711                  -              1,774
     Depreciation                                                 4,067              1,585              8,832              3,020
                                                         ---------------    ---------------    ---------------    ---------------
         Total operating expenses                                28,389             16,557             57,949             32,536
                                                         ---------------    ---------------    ---------------    ---------------

Income (loss) from operations                                     2,848              6,690              3,917             12,839

Other income (expenses):                                              -                  -                  -                  -
     Interest income                                                 87                143                262                353
     Interest expense, net of amounts capitalized                (7,438)            (2,485)           (13,639)            (5,416)
     Other income (expense)                                         410                  1               (299)               101
                                                         ---------------    ---------------    ---------------    ---------------
         Total other income (expenses)                           (6,941)            (2,343)           (13,676)            (4,962)
                                                         ---------------    ---------------    ---------------    ---------------

     Net income (loss)                                   $       (4,092)         $   4,347        $    (9,759)        $    7,877
                                                         ===============    ===============    ===============    ===============

